Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

FLUENCE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Class A Common
		Stock,	Rule 456(b) and
	Equity	par value	Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
		$0.00001
		per share
Fees to Be		Debt Securities	Rule 456(b)
	Debt		and Rule	(1)	(1)	(1)	(2)	(2)	—	—	—	—
Paid			457(r)
			Rule 456(b)
(Primary)	Other	Warrants	and Rule	(1)	(1)	(1)	(2)	(2)	—	—	—	—
			457(r)
		Purchase Contracts	Rule 456(b)
	Other		and Rule	(1)	(1)	(1)	(2)	(2)	—	—	—	—
			457(r)
	Other	Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
Fees to Be Paid (Secondary)	Equity	Class A Common Stock, par value $0.00001 per share	Rule 457(c)	135,666,665(3)	26.92 (4)	$3,652,146,621.80	$0.00011020	$402,467	—	—	—	—
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	—	N/A	—	—	—	—
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	—	N/A	—	—	N/A	N/A	N/A	N/A
Total Offering Amounts					—	$3,652,146,621.80		$402,467	—	—	—	—
Total Fees Previously Paid					—	—		N/A	—	—	—	—
Total Fee Offsets					—	—		N/A	—	—	—	—
Net Fee Due					—	—		$402,467	—	—	—	—

(1) An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered pursuant to this Registration Statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold pursuant to this Registration Statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2) The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3) Consists of 135,666,665 shares of Class A common stock to be sold by the Selling Securityholders, including 58,586,695 shares of Class A common stock issuable upon redemption of outstanding LLC Interests.

(4)  Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) of the Securities Act, and based upon the average of the high and low prices of the registrant’s Class A common stock as reported on the Nasdaq Global Select Market on August 8, 2023.